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                                                 PricewaterhouseCoopers LLP
                                                 999 Third Avenue, Suite 1800
                                                 Seattle, WA 98104-4098
                                                 Telephone: (206) 622-8700
                                                 Facsimile: (206) 398-3660

December 12, 2001

Mr. John Wade
Chief Financial Officer
Aptimus, Inc.
95 South Jackson St., Suite 300
Seattle, WA 98104

Dear Mr. Wade:

This is to confirm that the client-auditor relationship between Aptimus, Inc. (Commission File Number 000-27065) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

     cc:  Chief Accountant
          SECPS Letter File, Mail Stop 11-3
          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington,. D.C. 20549